Exhibit 99.1

News Release

Contact:	Judith T. Murphy	Steve Dale
	Investor Relations	Media Relations
	(612) 303-0783	612) 303-0784
U.S. Bancorp Commences Exchange Offer
for 6.189% Fixed-to-Floating Rate Normal ITS issued by USB Capital IX and Related Consent Solicitation
MINNEAPOLIS, (May 10, 2010) — U.S. Bancorp (NYSE: USB) announced today that it has commenced an offer to exchange (the “Exchange Offer”) up to 1,250,000 of its depositary shares (the “Depositary Shares”), representing a 1/100th ownership interest in a share of U.S. Bancorp’s Series A Non-Cumulative Perpetual Preferred Stock, $100,000 liquidation preference per share (the “Preferred Stock”) for any and all of the 1,250,000 outstanding 6.189% Fixed-to-Floating Rate Normal ITS (the “Normal ITS”) issued by USB Capital IX. The liquidation amount of Depositary Shares issued in the Exchange Offer will equal the liquidation amount of Normal ITS tendered and accepted for exchange.
Holders of Normal ITS who elect to participate in the Exchange Offer will receive non-cumulative dividends on the Depositary Shares, if declared, at a rate of 7.189% per annum, while holders who do not elect to participate will continue to receive distributions on the Normal ITS at a rate of 6.189% per annum, until the later of April 15, 2011 and the stock purchase date under the stock purchase contract forming part of the Normal ITS.
The purpose of the Exchange Offer is to improve U.S. Bancorp’s capital structure by replacing the Normal ITS, which are hybrid securities, with the Preferred Stock, which is a more traditional form of equity capital. In addition, by retiring the junior subordinated notes that correspond to the Normal ITS (the “Underlying Notes”) acquired in the Exchange Offer, U.S. Bancorp believes it will facilitate any future remarketing of the remaining Underlying Notes.
Concurrent with the Exchange Offer, U.S. Bancorp is also soliciting (the “Consent Solicitation”) consents (“Consents”) from holders of at least a majority in liquidation amount of the Normal ITS (which corresponds to at least a majority of the Normal ITS) to proposed amendments to the trust documents related to the Normal ITS, the indenture pursuant to which the Underlying Notes were issued and related documents, that would allow U.S. Bancorp to retire the Normal ITS acquired in the Exchange Offer and cancel the corresponding Underlying Notes and stock purchase contracts, extend the period during which the Underlying Notes could be remarketed from one to 30 days, and allow U.S. Bancorp to remarket the Underlying Notes in two or more series having different stated maturities, interest rates, denominations and interest payment dates (the “Proposed Amendments”).
Holders of Normal ITS who elect to participate in the Exchange Offer will be deemed to have delivered Consents. Holders who do not exchange may opt to deliver Consents and receive a fee of $1.25 for each consented Normal ITS ($1,000 liquidation amount) if the requisite Consents are received to approve the Proposed Amendments and the Proposed Amendments become operative.

U.S. Bancorp filed a registration statement on Form S-4 (as it may be amended from time to time, the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) on May 10, 2010, relating to the Exchange Offer and the Consent Solicitation. The Registration Statement has not yet become effective and the Depositary Shares may not be issued, nor may the Exchange Offer or Consent Solicitation be completed, until such time as the Registration Statement has been declared effective by the SEC and is not subject to a stop order or any proceedings for that purpose.
The Exchange Offer is not conditioned on any minimum principal amount of Normal ITS being tendered. However, the Exchange Offer is subject to certain conditions, including the conditions that the Registration Statement, of which the Prospectus forms a part, has been declared effective by the SEC and the continued listing of the Normal ITS on the New York Stock Exchange after the consummation of the Exchange Offer, and is also subject to the condition that U.S. Bancorp shall have received valid Consents to the Proposed Amendments from holders of at least a majority in aggregate liquidation amount of the outstanding Normal ITS, each as more fully described in the Prospectus. Subject to applicable law, U.S. Bancorp has the right to terminate or withdraw the Exchange Offer and the Consent Solicitation if any of the conditions described in the Prospectus are not satisfied or waived, or otherwise to amend the Exchange Offer and the Consent Solicitation.
The Exchange Offer and related Consent Solicitation will expire at 11:59 p.m., New York City time, on June 7, 2010, unless U.S. Bancorp extends it or terminates it early (such date and time, as it may be extended, the “Expiration Date”). Any tendered Normal ITS and delivered Consents may be withdrawn at any time prior to the Expiration Date.
Deutsche Bank Securities Inc. is acting as lead dealer manager and structuring advisor and U.S. Bancorp Investments, Inc. is acting as co-dealer manager in connection with the Exchange Offer and Consent Solicitation.
U.S. Bancorp urges holders to read the Preliminary Prospectus and Consent Solicitation Statement relating to the Exchange Offer and the Consent Solicitation prior to making a decision to tender any of their Normal ITS or otherwise making an investment decision with respect to the Depositary Shares and the underlying shares of Preferred Stock because it contains important information regarding the Exchange Offer and the Consent Solicitation.
Copies of the Preliminary Prospectus and Consent Solicitation Statement relating to the Exchange Offer and the Consent Solicitation, which is contained in the Registration Statement, and the related Letter of Transmittal and Consent, will be made available to all holders of Normal ITS free of charge and may be obtained from D.F. King & Co., Inc., the Exchange Agent and Information Agent for the Exchange Offer and the Consent Solicitation, at (800) 848-2998 (U.S. toll free) or (212) 269-5550. For additional information concerning the terms of the Exchange Offer and Consent Solicitation, you may contact Deutsche Bank Securities Inc. at (866) 627-0391 (U.S. toll free) or (212) 250-2955 (collect) or U.S. Bancorp Investments, Inc. at (877) 558-2607 (U.S. toll free) or (612) 336-7609 (collect). The Prospectus and the related Letter of Transmittal and Consent will also be available free of charge at the SEC’s website at www.sec.gov.
This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any security, nor is it a solicitation for acceptance of the Exchange Offer. U.S. Bancorp is making the Exchange Offer and Consent Solicitation only by, and pursuant to the terms of, the Preliminary Prospectus and Consent Solicitation Statement and related letter of transmittal and consent. The Exchange Offer and the Consent Solicitation shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.
U.S. Bancorp (NYSE: USB), with $282 billion in assets as of March 31, 2010, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. The company operates 3,025 banking offices in 24 states and 5,312 ATMs and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.
Forward-Looking Statements
The following information appears in accordance with the Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date made. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. Global and domestic economies could fail to recover from the recent economic downturn or could experience another severe contraction, which could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities. Global financial markets could experience a recurrence of significant turbulence, which could reduce the availability of funding to certain financial institutions and lead to a tightening of credit, a reduction of business activity, and increased market volatility. Stress in the commercial real estate markets, as well as a delay or failure of recovery in the residential real estate markets, could cause additional credit losses and deterioration in asset values. In addition, U.S. Bancorp’s business and financial performance could be impacted as the financial industry restructures in the current environment, by increased regulation of financial institutions or other effects of recently enacted or future legislation, and by changes in the competitive landscape. U.S. Bancorp’s results could also be adversely affected by continued deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in its investment securities portfolio; legal and regulatory developments; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk.
For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2009, on file with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Corporate Risk Profile” contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Forward-looking statements speak only as of the date they are made, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.
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